EXHIBIT 99.1

Zomedica Announces Record First Quarter Revenue of $8.8 Million, Reflecting 35% Annual Growth; and  $47.5 Million in Liquidity

Zomedica surpasses $8 million in first quarter revenue for the first time and delivers record year-over-year revenue for 21st straight quarter.

ANN ARBOR, MI / ACCESSWIRE / May 6, 2026 / Zomedica Corp. (OTCQB: ZOMDF) (“Zomedica” or the “Company”), an animal health company offering innovative point-of-care diagnostic and therapeutic products for equine and companion animals, today reported consolidated financial results for the first quarter ended March 31, 2026.

“Delivering 35% growth and achieving record year-over-year revenue for the 21st consecutive quarter reflects the consistency of our execution and the growing demand for our products and services. Surpassing $8 million in first quarter revenue for the first time is a meaningful milestone, particularly given that, seasonally, the first quarter has historically been our lowest quarterly period from a revenue perspective” said Larry Heaton, Chief Executive Officer of Zomedica.

“Performance in the quarter was driven by strong performance of our PulseVet® and Assisi® therapeutic device products, continued adoption of our diagnostic offerings, particularly our TRUFORMA® platform, and contributions from our newly formed Development Services segment. As a result, we delivered the strongest first quarter in our history, exceeding the prior record of $6.5 million set in the first quarter of 2025.

“During the quarter, we continued to execute on our strategy to build a leading equine and companion animal healthcare company. We launched our AI-enabled TRUVIEW® digital microscopy and telepathology platform in January and an agreement with Moichor, Inc., to distribute the device to their customers in February. In March, we announced a collaboration with Boehringer Ingelheim Animal Health Inc., a global leader in the animal health industry, to enhance early detection, treatment, and monitoring of pituitary pars intermedia dysfunction (PPID) in horses. Integrating our TRUFORMA platform and including equine endogenous ACTH (eACTH) and equine insulin assays into their awareness and testing program is expected to support revenue growth within our equine business.

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“Our Development Services business segment, which generated revenue of $2.0 million in the quarter, and $5.0 million since its introduction in the second half of 2025, continues to create new revenue opportunities by leveraging our existing development, engineering, and contract manufacturing expertise. In February we announced an agreement with Rahm, Inc. to provide OEM manufacturing and various support services for its novel devices for the human market. As we move forward we expect to continue to generate revenue from this segment, contributing to our operating leverage over time.

“We are particularly pleased with international sales. While international sales were flat to the first quarter of 2025, we note that results from 2025 benefited from a significant stocking order that pulled sales ahead to defend against potential tariffs. Results from this quarter were driven almost entirely by organic demand, reflecting robust growth in this market. Healthy organic sales in the first quarter of 2026 suggest a more stable and sustainable global revenue base through the rest of the year.

“Gross margin was 62% for the quarter, reflecting product mix and typically lower margins seen when starting to manufacture new products. Margin within our Therapeutic Device segment, which represents approximately two-thirds of our revenue, remained strong at 70%. We expect margins to improve as the year progresses as seasonal dynamics normalize and operating efficiencies take effect.

“We continue to prioritize disciplined expense management, reflected by our reducing operating expenses 21%,  or $2.7 million, from the first quarter of 2025.

“Cash burn for the quarter, which is historically our largest for the year as we address annual expenses accrued at year-end, was $5.7 million, down 15%, or $1.1 million, from the first quarter of 2025. The reduction in year-on-year cash outflow reflects improved efficiency and financial discipline across the organization. We expect the first quarter’s cash burn to be the highest of the year followed by  quarterly reductions in cash burn throughout the year.

“With the momentum created through the first quarter of 2026, supported by the continued strength of our balance sheet, we believe we are positioned to execute on our growth strategy and scale our innovative product portfolio on a global scale” concluded Mr. Heaton.

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2026 First Quarter Financial Highlights

•	Revenue for the first quarter of 2026 grew 35% to $8.8 million, highlighted by 73% growth in Diagnostics, 22% growth in consumables, and continued performance from our newly introduced Development Services segment.

•	Operating expenses, excluding impairment charges taken last year, decreased 21%, or $2.7 million, as compared to the first quarter of 2025.

•	Cash burn for the quarter was down $1.1 million to $5.7 million, or 15%, as compared to the first quarter of 2025.

Reported financial metrics, including year-over-year and sequential percentage changes, are calculated using actual results and may not match calculations based on the rounded figures presented in this press release. Please refer to the Company’s Form 10-Q for additional detail.

2026 First Quarter Results Review

Revenue for the quarter ended March 31, 2026 was $8.8 million, compared to $6.5 million for the quarter ended March 31, 2025, an increase of 35% or $2.3 million.

Revenue by Product Segment:

•	Diagnostics segment revenue, comprised of our TRUFORMA®, VETGuardian®, and TRUVIEW® products, was $1.0 million, up 73% year on year.

•	Therapeutic Device segment revenue, comprised of our PulseVet®, Assisi®, and VETIGEL® products, was $5.8 million, consistent with prior year.

•	Development Services segment revenue, related to our continued pursuit of strategic opportunities that leverage our capability, capacity and intellectual property in both the human and animal health sector, was $2.0M for the quarter.

Revenue by Product Category:

•	Consumable revenues grew to $5.5 million, up 22% from Q1 2025, driven primarily by increased TRUFORMA® adoption and utilization and continued strong PulseVet® trode sales from both new installations and reorders. We anticipate this recurring revenue stream will continue to grow as additional devices are installed.

•	Capital revenues, comprised of PulseVet and VETGuardian® product sales, were $2.0 million, consistent with Q1 2025 revenues

•	Engineering Services revenues, associated with our Development Services segment, were $1.2M for the quarter.

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Gross Margins for the first quarter of 2026 were 62%.

Total operating expenses were $10.4 million for the quarter ended March 31, 2026, compared to $69.0 million in 2025, which included impairment charges.

Operating expenses for 2025 included non-cash impairment charges of $55.8 million triggered by the decline in the Company’s market capitalization, a function of the Company’s share price. There were no such non-cash impairment charges in the first quarter of 2026.

Excluding these impairment charges, adjusted operating expenses were $10.4 million in 2026 compared to $13.1 million in 2025, representing a decrease of $2.7 million, or 21%.

Research and development expenses were $1.2 million, compared to $1.9 million for the quarter ended March 31, 2025, a decrease of $0.7 million or 38%.

Selling and marketing expenses were $3.8 million, compared to $5.0 million for the quarter ended March 31, 2025, a decrease of $1.2 million or 24%.

General and administrative expenses were $5.4 million, compared to $6.3 million for the quarter ended March 31, 2025, a decrease of $0.9 million or 14%.

Net loss for the quarter ended March 31, 2026 was $4.5 million compared to $63.8 million for the quarter ended March 31, 2025, which included the non-cash impairment expense discussed above.

*Non-GAAP EBITDA loss (which includes adjustments for stock compensation) for the quarter ended March 31, 2026, was $2.5 million compared to a loss of $61.7 million for the quarter ended March 31, 2025, which included the non-cash impairment expense discussed above.

**Adjusted Non-GAAP EBITDA loss (excluding the non-recurring and non-cash items noted above) improved to $2.4 million, compared to $5.7 million for the quarter ended March 31, 2025, a 58% improvement in Adjusted Non-GAAP EBITDA performance.

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Liquidity and Outstanding Share Capital

Zomedica had cash, cash equivalents, and available-for-sale securities of $47.5 million as of March 31, 2026.

As of March 31, 2026, Zomedica had 979,949,668 common shares issued and outstanding.

For complete financial results, please see Zomedica's filings on EDGAR and SEDAR+ or visit the Zomedica website at www.zomedica.com.

For percentage calculations please refer to the financial statements filed with the SEC on Wednesday, May 6, 2026, along with other public filings.

Zomedica’s Fourth Friday Webinar moves to the Fifth Friday for May:

Zomedica Corp. is pleased to announce the next installment of its Fourth Friday at Four Webinar series, scheduled this month on the fifth Friday of May - May 29, 2026 at 4:00 PM ET, during which we will focus on the Companion Animal market and also review and discuss our First Quarter 2026 financial performance.

Registration for Zomedica’s May webinar is available through this link:

https://itl.ink/MayFifthFriday

For more information visit www.zomedica.com.

About Zomedica

Zomedica is a leading equine and companion animal healthcare company dedicated to improving animal health by providing veterinarians with innovative therapeutic and diagnostic solutions. Our gold standard PulseVet® shock wave system, which accelerates healing in musculoskeletal conditions, has transformed veterinary therapeutics. Our suite of products also includes the Assisi Loop® line of therapeutic devices and the TRUFORMA® diagnostic platform, the TRUVIEW® digital cytology system, the VetGuardian PLUSTM Zero TouchTM monitoring system and VETIGEL® hemostatic gel, all designed to empower veterinarians to provide top-tier care. In the aggregate, their total addressable market in the U.S. exceeds $2 billion. Headquartered in Michigan, Zomedica employs approximately 150 people and manufactures and distributes its products from its world-class facilities in Georgia and Minnesota. Zomedica grew revenue 17% in 2025 to $32 million and maintains a strong balance sheet with approximately $48 million in liquidity as of March 31, 2026. Zomedica is advancing its product offerings, leveraging strategic acquisitions, and expanding internationally as we work to enhance the quality of care for pets, increase pet parent satisfaction, and improve the workflow, cash flow and profitability of veterinary practices. For more information visit www.zomedica.com.

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Cautionary Note Regarding Forward-Looking Statements

Except for statements of historical fact, this news release contains certain “forward-looking information” or “forward-looking statements” (collectively, “forward-looking information”) within the meaning of applicable securities law. Forward-looking information is frequently characterized by words such as “plan”, “expect”, “project”, “intend”, “believe”, “anticipate”, “estimate” and other similar words, or statements that certain events or conditions “may” or “will” occur and include statements relating to our expectations regarding future results. Although we believe that the expectations reflected in the forward-looking information are reasonable, there can be no assurance that such expectations will prove to be correct. We cannot guarantee future results, performance, or achievements. Consequently, there is no representation that the actual results achieved will be the same, in whole or in part, as those set out in the forward-looking information.

Forward-looking information is based on the opinions and estimates of management at the date the statements are made, including assumptions with respect to economic growth, demand for the Company's products, the Company's ability to produce and sell its products, sufficiency of our budgeted capital and operating expenditures, the satisfaction by our strategic partners of their obligations under our commercial agreements and our ability to realize upon our business plans and cost control efforts.

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Our forward-looking information is subject to a variety of risks and uncertainties and other factors that could cause actual events or results to differ materially from those anticipated in the forward-looking information. Some of the risks and other factors that could cause the results to differ materially from those expressed in the forward-looking information include, but are not limited to: uncertainty as to whether the new Development Services business segment will continue to generate revenue; the outcome of clinical studies; the application of generally accepted accounting principles, which are highly complex and involve many subjective assumptions, estimates, and judgments; uncertainty as to whether our strategies and business plans will yield the expected benefits; uncertainty as to the timing and results of development work and verification and validation studies; uncertainty as to the timing and results of commercialization efforts, including international efforts, as well as the cost of commercialization efforts, including the cost to develop an internal sales force and manage our growth; uncertainty as to our ability to realize the anticipated growth opportunities from our acquisitions; uncertainty as to our ability to supply products in response to customer demand; supply chain risks associated with tariff changes; uncertainty as to the likelihood and timing of any required regulatory approvals, and the availability and cost of capital; the ability to identify and develop and achieve commercial success for new products and technologies; veterinary acceptance of our products and purchase of consumables following adoption of our capital equipment; competition from related products; the level of expenditures necessary to maintain and improve the quality of products and services; changes in technology and changes in laws and regulations; our ability to secure and maintain strategic relationships; performance by our strategic partners of their obligations under our commercial agreements, including product manufacturing obligations; risks pertaining to permits and licensing, intellectual property infringement risks, risks relating to any required clinical trials and regulatory approvals, risks relating to the safety and efficacy of our products, the use of our products, intellectual property protection, and the other risk factors disclosed in our filings with the SEC and under our profile on SEDAR+ at www.sedarplus.com. Readers are cautioned that this list of risk factors should not be construed as exhaustive.

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The forward-looking information contained in this news release is expressly qualified by this cautionary statement. We undertake no duty to update any of the forward-looking information to conform such information to actual results or to changes in our expectations except as otherwise required by applicable securities legislation. Readers are cautioned not to place undue reliance on forward-looking information.

Investor Relations Contact:

Zomedica Investor Relations

investors@zomedica.com

1-734-369-2555

SOURCE: Zomedica Corp.

Non-GAAP Measures

Non-GAAP EBITDA, Adjusted Non-GAAP EBITDA, and other measures presented on an adjusted basis are not recognized terms under U.S. GAAP and do not purport to be alternatives to the most comparable U.S. GAAP amounts. Since all companies do not use identical calculations, our definition and presentation of these measures may not be comparable to similarly titled measures reported by other companies. Management uses the identified non-GAAP measures to evaluate the operating performance of the Company and its business segments and to forecast future periods. Management believes these non-GAAP measures assist investors and other interested parties in evaluating Zomedica's on-going operations and provide important supplemental information to management and investors regarding financial and business trends relating to Zomedica's financial condition and results of operations. Investors should not consider these non-GAAP measures as alternatives to the related GAAP measures. Reconciliations of non-GAAP measures to their closest U.S. GAAP equivalent are presented below.

* Non-GAAP EBITDA is defined as net loss and comprehensive loss excluding amortization, depreciation, non-cash stock compensation, and taxes while reversing out the benefits derived from net interest income.

** Non-GAAP Adjusted EBITDA is defined as Non-GAAP EBITDA, as defined above, excluding impairment charges and non-recurring items; including but not limited to severance, specialized accounting, tax, and audit services, new facility integration / start-up costs, and other one-time items.

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ZOMEDICA CORP.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(amounts in thousands)

(unaudited)

	Three Months Ended March 31,
	2026	2025

Net loss and comprehensive loss	$(4,591)	$(63,765)
Amortization expense	1,372	1,693
Depreciation expense	519	521
Stock-compensation expense	643	618
Interest income	(455)	(730)
Income tax expense (benefit)	39	(57)
Non-GAAP EBITDA loss	$(2,473)	$(61,720)
Impairment expense	-	55,833
Proforma adjustments (1)	63	143
Adjusted Non-GAAP EBITDA loss	$(2,410)	$(5,744)

(1)

Proforma adjustments for the three months ended March 31, 2026 included $2 of one-time general and administrative expenses, $50 of one-time research and development expenses, $4 of one-time selling and marketing income related items, and $15 of non-recurring losses on disposals of assets

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